Exhibit 21

SUBSIDIARIES OF SERVICEMASTER GLOBAL HOLDINGS, INC.

As of December 31, 2018, ServiceMaster had the following subsidiaries:

Subsidiary	State or Country of Incorporation or Organization
AmeriSpec L.L.C.	Delaware
Bruce-Terminix Company, Inc.	Tennessee
CDRSVM Holding, LLC.	Delaware
CDRSVM Investment Holding, LLC.	Delaware
Compania de Servicios e Inversiones SVM Honduras, S. de R.L.	Honduras
Compania de Servicios SVM Olympus, S. de R.L.	Honduras
Compania de Servicios SVM Progressive, S. de R.L.	Honduras
Compania de Servicios SVM Technicians, S. de R.L.	Honduras
Compania de Servicios SVM Vanguard, S. de R.L.	Honduras
Control Vifer, S.A. de C.V	Mexico
*C.P.S. Insurance Company, Ltd	Bermuda
Copesan Services, Inc.	Wisconsin
Copesan Canada Services, Inc.	Canada
Copesan International Support Center, LLC	Wisconsin
FM Medic LLC	Delaware
Furniture Medic Limited Partnership	Delaware
Merry Maids Limited Partnership	Delaware
MM Maids L.L.C.	Delaware
Personal Profesional de Pesticidas, S.A. de C.V.	Mexico
ServiceMaster Acceptance Corporation	Delaware
ServiceMaster Brands L.L.C.	Vermont
ServiceMaster BSC L.L.C.	Delaware
ServiceMaster Commercial Solutions L.L.C.	Delaware
ServiceMaster Consumer Services Limited Partnership	Delaware
ServiceMaster Gift L.L.C.	Florida
ServiceMaster International Holdings, Inc	Delaware
ServiceMaster Limited	United Kingdom
ServiceMaster Management Corporation	Delaware
ServiceMaster of Canada Limited	Canada
ServiceMaster Pacific Rim Expansion L.L.C.	Delaware
ServiceMaster Receivables Company LLC	Delaware
ServiceMaster Residential/Commercial Services Limited Partnership	Delaware
ServiceMaster We Serve Fund	Delaware
Servicios de Plagas Terminix, S.A. de C.V.	Mexico
SM Clean L.L.C.	Delaware
SMCS Holdco II, Inc.	Delaware
Steward Insurance Company .	Tennessee
SVM Finance Luxembourg 1	Luxembourg
SVM Finance Luxembourg 2	Luxembourg
SVM Honduran Service and Investments Company, LLC	elaware
SVM Olympus Service Company, LLC	Delaware
SVM Progressive Service Company, LLC	Delaware
SVM Services Canada, Ltd.	Canada
SVM Services (Singapore) Pte. Ltd.	Singapore
SVM Technicians Service Company, LLC	Delaware
SVM Vanguard Service Company, LLC	Delaware
Terminix International, Inc.	Delaware
Terminix International, S.A.	Mexico
Terminix International USVI, LLC	Virgin Islands
*Terminix SIS India Private Limited	India
The ServiceMaster Acceptance Company Limited Partnership	Delaware

Exhibit 21

The ServiceMaster Company, LLC	Delaware
The ServiceMaster Foundation	Illinois
The Terminix International Company Limited Partnership	Delaware
Turnkey Acquisition LLC	Delaware
WK Real Estate, LLC	Wisconsin
Wil-Kil Pest Control, Inc.	California

*Additional partnership interests are owned by unaffiliated third parties.